Exhibit 99.1

801 E. 86th Avenue
Merrillville, IN 46410
May 4, 2010

FOR ADDITIONAL INFORMATION

Media	Investors
Mike Banas	Randy Hulen
Communications Manager	Director, Investor Relations
(219) 647-5581	(219) 647-5688
mbanas@nisource.com	rghulen@nisource.com
NiSource Reports First Quarter 2010 Results of 72 Cents Per Share
•  Results in line with 2010 net operating earnings guidance
•  Business initiatives, capital investments continue to advance
MERRILLVILLE, Ind. — NiSource Inc. (NYSE: NI) today announced net operating earnings from continuing operations (non-GAAP) of $198.3 million, or 72 cents per share, for the three months ended March 31, 2010, compared to $170.4 million, or 62 cents per share, for the first quarter of 2009. Operating earnings for the quarter (non-GAAP) were $404.9 million, compared to $369.6 million for the same period in 2009.
On a GAAP basis, NiSource reported income from continuing operations for the three months ended March 31, 2010, of $197.3 million, or 71 cents per share, compared with $159.4 million, or 58 cents per share, in the same period a year ago. Operating income was $403.2 million for the first quarter of 2010, compared with $348.4 million in the year-ago period. Schedules 1 and 2 of this news release contain a reconciliation of net operating earnings and operating earnings to GAAP.
“We continue to see solid results from NiSource’s low-risk, investment-driven strategy for meeting the needs of our customers while generating long-term, sustainable earnings growth and increased shareholder value,” President and Chief Executive Officer Robert C. Skaggs, Jr. said. “Our first quarter performance is squarely in line with our 2010 earnings outlook and reflects our balanced plan of synchronizing infrastructure investments with complementary regulatory and commercial activities.”
Skaggs also noted that the company’s first quarter results reflected a modest uptick in industrial and residential demand in Indiana partially attributable to economic recovery. “Although it is too early to identify a definitive trend, we continue to see a gradual and modest pace of economic recovery across the markets served by our utilities,” Skaggs noted.
Skaggs also highlighted steady progress on NiSource’s key business priorities, including the advancement of customer service, reliability, and regulatory initiatives at Northern Indiana Public Service Company (NIPSCO), development of an array of natural gas transmission and storage growth opportunities linked to NiSource’s extensive asset footprint in the Marcellus Shale region of Appalachia, and advancing infrastructure and regulatory programs at the company’s natural gas utilities.

Indiana customer, reliability, and regulatory initiatives advance
NiSource’s Indiana utilities are focused on a number of initiatives to enhance customer service and reliability, modernize rate structures, and position the company for future growth.
In February, Jimmy D. Staton, group CEO of NiSource’s gas distribution businesses, assumed the added responsibility for the company’s Indiana gas and electric utility businesses. Staton has considerable experience in the electric industry and has successfully implemented a broad range of regulatory and customer initiatives. Under his direction, the company is executing an aggressive 2010 business and regulatory agenda, including:
•	Investing more than $200 million during 2010 in NIPSCO’s generation fleet and service infrastructure to continue providing reliable, environmentally compliant, and affordable energy to its northern Indiana customers.

•	Taking steps to broaden customer programs and reform rate structures. On May 3, NIPSCO filed a natural gas rate case with the Indiana Utility Regulatory Commission (IURC) proposing extension of popular energy-efficiency programs for customers, as well as a change in rate design. New rates, reflecting a modest impact on customer bills, are targeted to be effective by early 2011 or sooner.

•	Developing new and enhanced energy-efficiency and customer-assistance programs for NIPSCO’s electric customers and updating rates. The company plans to include several new customer program proposals in its next electric base rate case, expected to be filed in the third quarter of 2010. That filing also will propose to update base rates to reflect recent demand levels, investments and expenses, with new rates expected to be effective in the second half of 2011.

•	NIPSCO’s 2008 electric rate case remains pending before the IURC, with a decision in the case expected within the next few months.
“This is a pivotal year for NIPSCO as we continue to position the company for long-term growth while providing our customers with the tools to conserve energy and to manage through the current economic cycle,” Skaggs said. “Executing our Indiana business and regulatory agenda requires a solid strategy, strong collaboration with all of our key stakeholders, and committed leadership. While it will certainly take time and a considerable amount of effort by the team, I believe we have the ingredients in place to deliver on that challenge.”
Executing on Marcellus-driven growth in transmission & storage
NiSource’s Gas Transmission & Storage (NGT&S) Operations continues to identify and advance a number of near-term, low-risk growth projects that leverage its geographic footprint throughout the Marcellus Shale production areas.
•	The company’s Cobb Compressor Station expansion project will help meet natural gas producers’ near-term transportation needs in the Appalachian Basin, with agreements in place for more than 25,000 dekatherms per day of long-term, firm transportation service. The project is expected to be in service during the second quarter of 2010.

•	Work is continuing on three incremental growth projects associated with NGT&S assets in the Majorsville region of southwestern Pennsylvania — a prime location for Marcellus-related production activities. The projects, which are scheduled to begin service during the third quarter of 2010, entail more than $80 million of investment and will aggregate Marcellus gas production for downstream transmission with a total capacity of 325,000 dekatherms per day.

•	In addition, NGT&S is developing an extensive portfolio of infrastructure growth projects in the Marcellus area designed to meet the needs of the market and deliver attractive returns on invested capital.
“Exploiting our competitive advantage is the focus of our growth project development activity at NGT&S, given our strategic footprint throughout one of the nation’s largest shale production areas,” Skaggs said. “Our core assets are in one of the Marcellus ‘sweet spots,’ and we have a broad range of opportunities for low-risk, strong return investments targeting the needs of our diverse customer base.”
Gas Distribution progress continues
NiSource’s Gas Distribution Operations continue to deliver strong results from its strategy of aligning infrastructure replacement and enhancement programs with a variety of regulatory and rate-design initiatives. Highlights include:
•	On Jan. 28, Columbia Gas of Pennsylvania filed a base rate increase request with the Pennsylvania Public Utility Commission. In addition to proposing new residential home energy efficiency programs and the implementation of a more progressive rate design, the company is seeking an increase in its base rates of approximately $32 million annually. New rates are expected to be placed into effect in the fourth quarter of 2010.

•	First quarter results were positively affected by the late-2009 approval of a Bay State Gas Co. rate case by the Massachusetts Department of Public Utilities (DPU). The new rates, which increased annual base revenues by approximately $19 million, took effect on Nov. 1, 2009. Notably, the DPU approved a decoupled rate design for Bay State, as well as the company’s proposed infrastructure replacement tracking mechanism.

•	On Jan. 28, Columbia Gas of Maryland filed a base rate adjustment request of $2.2 million with the Maryland Public Service Commission. New rates are expected to be placed into effect in the fourth quarter of 2010.

•	During the quarter, Columbia Gas of Virginia (CGV) initiated its Conservation and Ratemaking Efficiency (CARE) Plan, which established a decoupled rate mechanism together with certain customer efficiency programs. Also during the quarter, legislation was enacted in Virginia which affords gas utilities the opportunity for accelerated recovery for certain infrastructure investments — a significant, positive development for CGV and its customers. Finally, on May 3, the company filed a rate case with the Virginia State Corporation Commission to establish customer rates to be effective at the conclusion of a four-year rate settlement, set to expire on Dec. 31. The filing proposes an increase in annual base revenues of $13 million.
“Our customers and investors are experiencing current and ongoing benefits from our gas distribution team’s commercial, regulatory and infrastructure initiatives,” Skaggs said. “The introduction and deployment of innovative customer programs in tandem with long-term low-risk, infrastructure-replacement programs create an unparalleled platform for long-term, sustainable growth.”

2010 guidance, growth outlook reaffirmed
Skaggs noted that NiSource’s earnings outlook remains consistent with the company’s previously announced net operating earnings guidance for 2010.
“We remain on track to deliver on our key business priorities — advancing the next wave of Marcellus Shale growth projects, continuing to execute our infrastructure replacement programs and related regulatory initiatives, and completing the NIPSCO repositioning process,” Skaggs said.
Skaggs reiterated that NiSource expects its earnings to grow by 3 to 5 percent on a long-term basis. For 2010, net operating earnings (non-GAAP) are projected to fall within a range of $1.10 to $1.20 per share. As outlined in last quarter’s earnings release, due to the unpredictability of weather and other factors, the company is not providing GAAP earnings guidance.
Skaggs also noted that NiSource’s liquidity position remains strong following a series of initiatives taken in 2009 to address the company’s long-term financing needs through 2011. The company also is on track to make capital expenditures of approximately $900 million in 2010, an increase of approximately $100 million, or 12.5 percent, over its 2009 program.
First Quarter 2010 Operating Earnings — Segment Results (non-GAAP)
NiSource’s consolidated operating earnings (non-GAAP) for the quarter ended March 31, 2010, were $404.9 million, compared to $369.6 million in the first quarter of 2009. Refer to Schedule 2 for the items included in 2010 and 2009 GAAP operating income but excluded from operating earnings.
Operating earnings for NiSource’s business segments for the quarter ended March 31, 2010 are discussed below.
Gas Distribution Operations reported operating earnings for the current quarter of $234.7 million compared to $237.3 million in the first quarter of 2009. Net revenues, excluding the impact of trackers, decreased by $15.5 million, primarily attributable to Columbia Gas of Ohio’s change from a volumetrically based rate design to one based on fixed monthly charges for certain customer classes. The revenue variance experienced in the first quarter will be offset throughout the balance of the year. The decrease in net revenues was partially offset by increases in other regulatory and service programs, including impacts from rate cases at various utilities.
Operating expenses, excluding trackers, were $12.9 million lower than the comparable 2009 period, reflecting lower employee and administrative costs, other taxes, and environmental related expenses. The lower employee and administrative costs were primarily due to decreases in pension and other post-retirement expenses, including the deferral of pension costs and other post-retirement expenses for Columbia Gas of Ohio.
Gas Transmission and Storage Operations reported operating earnings for the current quarter of $125.9 million compared to $111.1 million in the first quarter of 2009. Net revenues, excluding the impact of trackers, increased by $14.3 million, primarily attributable to increases in firm capacity reservation fees from growth projects such as the Eastern Market Expansion and the Ohio Storage Expansion, as well as new Appalachian production transportation contracts. Net revenues were also favorably impacted by the recognition of a gain on the transfer of native gas provided by Columbia Transmission to Hardy Storage Company (Hardy).

Operating expenses, excluding the impact of trackers, remained essentially unchanged compared to the first quarter of 2009.
Electric Operations reported operating earnings for the current quarter of $46.2 million compared to $26.1 million in the first quarter of 2009. Net revenues, excluding the impact of trackers, increased by $15.3 million, attributable to increased industrial and residential customer margins.
Operating expenses decreased by $4.8 million, excluding trackers, primarily attributable to lower employee, administrative, and electric generation costs. The lower employee and administrative costs were primarily due to decreases in pension and other post-retirement expenses. The decrease in operating expenses was partially offset by an increase in environmental expenses primarily related to the impact of a favorable insurance settlement recorded during the first quarter of 2009.
Corporate and Other Operations reported an operating earnings loss of $1.9 million for the current quarter compared to a loss of $4.9 million in the first quarter of 2009. In the first quarter of 2010, management eliminated the “Other” segment. NiSource’s decision to wind down the unregulated natural gas marketing activities will impact the results from Other Operations. Results previously recorded as “Other” are now included within “Corporate and Other Operations.”
Interest expense increased by $8.3 million due to incremental interest expense associated with the issuance of $600 million of long-term debt in March of 2009 and $500 million of long-term debt in December of 2009, partially offset by the $250.6 million tender offer debt repurchase in April 2009 and the floating rate maturity in November 2009, coupled with lower short-term borrowings and interest rates.
Other-net income of $2.6 million was recorded in 2010 compared to a loss of $4.2 million for 2009 as a result of favorable AFUDC rates, an increase in interest income, and lower costs related to the sale of accounts receivables. The effective tax rate of net operating earnings was 35.8 percent compared to 38.0 percent for the same period last year.
About NiSource
NiSource Inc. (NYSE: NI), based in Merrillville, Ind., is a Fortune 500 company engaged in natural gas transmission, storage and distribution, as well as electric generation, transmission and distribution. NiSource operating companies deliver energy to 3.8 million customers located within the high-demand energy corridor stretching from the Gulf Coast through the Midwest to New England. Information about NiSource and its subsidiaries is available via the Internet at www.nisource.com. NI-F
Forward-Looking Statements
This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Those statements include statements regarding the intent, belief or current expectations of NiSource and its management. Although NiSource believes that its expectations are based on reasonable assumptions, it can give no assurance that its goals will be achieved. Readers are cautioned that the forward-looking statements in this news release are not guarantees of future performance and involve a number of risks and uncertainties, and that actual results could differ materially from those indicated by such forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, but are not limited to, the following: weather; fluctuations in supply and demand for energy commodities; growth opportunities for NiSource’s businesses; increased competition in deregulated energy markets; the success of regulatory and commercial initiatives; dealings with third parties over whom NiSource has no control; actual operating experience of NiSource’s assets; the regulatory process; regulatory and legislative changes; the impact of potential new environmental laws or regulations; the results of material litigation; changes in pension funding requirements; changes in general economic, capital and commodity market conditions; and counter-party credit risk, and the matters set forth in the “Risk Factors” section in NiSource’s 2009 Form 10-K, many of which risks are beyond the control of NiSource. NiSource expressly disclaims a duty to update any of the forward-looking statements contained in this release.

NiSource Inc.
Consolidated Net Operating Earnings (Non — GAAP)
(unaudited)

	Three Months
	Ended March 31,
(in millions,except per share amounts)	2010	2009

Net Revenues
Gas Distribution	$1,340.3	$1,710.4
Gas Transportation and Storage	370.4	396.2
Electric	318.3	305.4
Other	21.6	14.8

Gross Revenues	2,050.6	2,426.8
Cost of Sales (excluding depreciation and amortization)	981.0	1,361.9

Total Net Revenues	1,069.6	1,064.9

Operating Expenses
Operation and maintenance	329.5	349.1
Operation and maintenance — trackers	107.1	107.0
Depreciation and amortization	147.3	141.8
Depreciation and amortization — trackers	2.5	1.8
Other taxes	54.7	61.7
Other taxes — trackers	31.0	40.3

Total Operating Expenses	672.1	701.7

Equity Earnings in Unconsolidated Affiliates	7.4	6.4

Operating Earnings	404.9	369.6

Other Income (Deductions)
Interest expense, net	(98.7)	(90.4)
Other, net	2.6	(4.2)

Total Other Income (Deductions)	(96.1)	(94.6)

Operating Earnings From Continuing Operations
Before Income Taxes	308.8	275.0
Income Taxes	110.5	104.6

Net Operating Earnings from Continuing Operations	198.3	170.4

GAAP Adjustment	(1.0)	(11.0)

GAAP Income from Continuing Operations	$197.3	$159.4

Basic Net Operating Earnings Per Share from Continuing Operations	0.72	0.62

GAAP Basic Earnings Per Share from Continuing Operations	0.71	0.58

Basic Average Common Shares Outstanding	276.9	274.2

NiSource Inc.
Segment Operating Earnings (Non-GAAP)
Gas Distribution Operations

	Three Months
	Ended March 31,
(in millions)	2010	2009

Net Revenues
Sales revenues	$1,550.4	$1,948.8
Less: Cost of gas sold	942.0	1,314.8

Net Revenues	608.4	634.0

Operating Expenses
Operation and maintenance	167.6	177.7
Operation and maintenance — trackers	90.2	91.0
Depreciation and amortization	62.5	60.4
Other taxes	22.4	27.3
Other taxes — trackers	31.0	40.3

Total Operating Expenses	373.7	396.7

Operating Earnings	$234.7	$237.3

GAAP Adjustment	0.4	5.9

GAAP Operating Income	$235.1	$243.2

Gas Transmission and Storage Operations

	Three Months
	Ended March 31,
(in millions)	2010	2009

Net Revenues
Transportation revenues	$197.2	$194.5
Storage revenues	49.4	45.2
Other revenues	10.0	2.6

Net Operating Revenues	256.6	242.3

Operating Expenses
Operation and maintenance	76.6	77.2
Operation and maintenance — trackers	15.1	15.1
Depreciation and amortization	31.5	29.4
Other taxes	14.9	15.9

Total Operating Expenses	138.1	137.6

Equity Earnings in Unconsolidated Affiliates	7.4	6.4

Operating Earnings	$125.9	$111.1

GAAP Adjustment	—	(18.2)

GAAP Operating Income	$125.9	$92.9

NiSource Inc.
Segment Operating Earnings (Non-GAAP)
Electric Operations

	Three Months
	Ended March 31,
(in millions)	2010	2009

Net Revenues
Sales revenues	$320.4	$307.0
Less: Cost of sales	116.6	120.0

Net Revenues	203.8	187.0

Operating Expenses
Operation and maintenance	88.9	93.7
Operation and maintenance — trackers	1.7	0.9
Depreciation and amortization	49.8	48.6
Depreciation and amortization — trackers	2.5	1.8
Other taxes	14.7	15.9

Total Operating Expenses	157.6	160.9

Operating Earnings	$46.2	$26.1

GAAP Adjustment	(1.1)	(8.8)

GAAP Operating Income	$45.1	$17.3

Corporate and Other Operations

	Three Months
	Ended March 31,
(in millions)	2010	2009

Operating Earnings (Loss)	$(1.9)	$(4.9)

GAAP Adjustment	(1.0)	(0.1)

GAAP Operating Income (Loss)	$(2.9)	$(5.0)

NiSource Inc.
Segment Volumes and Statistical Data
Gas Distribution Operations

	Three Months
	Ended March 31,
	2010	2009

Sales and Transportation (MMDth)
Residential	129.4	132.6
Commercial	72.8	78.0
Industrial	100.9	96.6
Off System	15.9	16.2
Other	0.5	0.3

Total	319.5	323.7

Weather Adjustment	0.3	(3.6)

Sales and Transportation Volumes — Excluding Weather	319.8	320.1

Heating Degree Days	2,890	2,950
Normal Heating Degree Days	2,900	2,900
% Colder than Normal	—	2%

Customers
Residential	3,045,246	3,041,969
Commercial	280,207	280,595
Industrial	7,855	7,964
Other	80	80

Total	3,333,388	3,330,608

Gas Transmission and Storage Operations

	Three Months
	Ended March 31,
	2010	2009

Throughput (MMDth)
Columbia Transmission	387.5	408.4
Columbia Gulf	202.9	269.1
Crossroads Gas Pipeline	8.1	8.6
Intrasegment eliminations	(139.0)	(172.2)

Total	459.5	513.9

NiSource Inc.
Segment Volumes and Statistical Data (continued)
Electric Operations

	Three Months
	Ended March 31,
	2010	2009

Sales (Gigawatt Hours)
Residential	847.0	842.8
Commercial	935.3	968.6
Industrial	2,030.8	1,989.0
Wholesale	133.4	57.6
Other	41.4	35.1

Total	3,987.9	3,893.1

Weather Adjustment	5.4	(6.0)

Sales Volumes — Excluding Weather impacts	3,993.3	3,887.1

Electric Customers
Residential	400,079	399,334
Commercial	53,611	53,349
Industrial	2,439	2,471
Wholesale	15	8
Other	743	752

Total	456,887	455,914

NiSource Inc.
Schedule 1 — Reconciliation of Net Operating Earnings to GAAP

	Three Months
	Ended March 31,
(in millions, except per share amounts)	2010	2009

Net Operating Earnings from Continuing Operations (Non-GAAP)	$198.3	$170.4

Items excluded from operating earnings:
Net Revenues:
Weather — compared to normal	0.4	6.9
Revenue adjustment	—	(9.0)
Unregulated natural gas marketing business	2.0	3.4

Operating Expenses:
Restructuring	(1.0)	(19.8)
Transition charges (IBM Agreement)	—	(1.2)
Unregulated natural gas marketing business	(3.0)	(3.5)
Gain/Loss on sale of assets and asset impairments	(0.1)	2.0

Total items excluded from operating earnings	(1.7)	(21.2)

Gain on early extinguishment of debt	—	3.2

Tax effect of above items and other income tax adjustments	0.7	7.0

Total items excluded from net operating earnings	(1.0)	(11.0)

Reported Income from Continuing Operations — GAAP	$197.3	$159.4

Basic Average Common Shares Outstanding	276.9	274.2

Basic Net Operating Earnings Per Share from Continuing Operations ($)	0.72	0.62

Items excluded from net operating earnings (after-tax)	(0.01)	(0.04)

GAAP Basic Earnings Per Share from Continuing Operations	0.71	0.58

NiSource Inc.
Schedule 2 — Adjustments by Segment from Operating Earnings to GAAP
For Quarter Ended March 31,
2010 (in millions)

		Gas
	Gas	Transmission		Corporate
	Distribution	and Storage	Electric	& Other	Total

Operating Earnings (Loss)	$234.7	$125.9	$46.2	$(1.9)	$404.9

Net Revenues:
Weather (compared to normal)	0.8	—	(0.4)	—	0.4
Unregulated natural gas marketing business	—	—	—	2.0	2.0

Total Impact — Net Revenues	0.8	—	(0.4)	2.0	2.4

Operating Expenses
Restructuring	(0.3)	—	(0.7)	—	(1.0)
Unregulated natural gas marketing business	—	—	—	(3.0)	(3.0)
Loss on sale of assets and asset impairments	(0.1)	—	—	—	(0.1)

Total Impact — Operating Expenses	(0.4)	—	(0.7)	(3.0)	(4.1)

Total Impact — Operating Income (Loss)	$0.4	$—	$(1.1)	$(1.0)	$(1.7)

Operating Income (Loss) — GAAP	$235.1	$125.9	$45.1	$(2.9)	$403.2

2009 (in millions)

		Gas
	Gas	Transmission		Corporate
	Distribution	and Storage	Electric	& Other	Total

Operating Earnings (Loss)	$237.3	$111.1	$26.1	$(4.9)	$369.6

Net Revenues:
Weather (compared to normal)	6.5	—	0.4	—	6.9
Revenue adjustment	—	—	(9.0)	—	(9.0)
Unregulated natural gas marketing business	—	—	—	3.4	3.4

Total Impact — Net Revenues	6.5	—	(8.6)	3.4	1.3

Operating Expenses
Transition charges	(0.6)	(0.4)	(0.2)	—	(1.2)
Restructuring	—	(19.8)	—	—	(19.8)
Unregulated natural gas marketing business	—	—	—	(3.5)	(3.5)
Gain on sale of assets and asset impairments	—	2.0	—	—	2.0

Total Impact — O & M Expenses	(0.6)	(18.2)	(0.2)	(3.5)	(22.5)

Total Impact — Operating Income (Loss)	$5.9	$(18.2)	$(8.8)	$(0.1)	$(21.2)

Operating Income (Loss) — GAAP	$243.2	$92.9	$17.3	$(5.0)	$348.4

NiSource Inc.
Consolidated Income Statements (GAAP)
(unaudited)

	Three Months
	Ended March 31,
(in millions, except per share amounts)	2010	2009

Net Revenues
Gas Distribution	$1,341.1	$1,716.9
Gas Transportation and Storage	370.4	396.2
Electric	317.9	296.8
Other	328.9	311.8

Gross Revenues	2,358.3	2,721.7
Cost of Sales (excluding depreciation and amortization)	1,286.3	1,655.5

Total Net Revenues	1,072.0	1,066.2

Operating Expenses
Operation and maintenance	439.4	479.1
Depreciation and amortization	149.8	143.7
Impairment and loss/(gain) on sale of assets, net	0.1	(2.0)
Other taxes	86.9	103.4

Total Operating Expenses	676.2	724.2

Equity Earnings in Unconsolidated Affiliates	7.4	6.4

Operating Income	403.2	348.4

Other Income (Deductions)
Interest expense, net	(98.7)	(90.4)
Gain on early extinguishment of long-term debt	—	3.2
Other, net	2.6	(4.2)

Total Other Income (Deductions)	(96.1)	(91.4)

Income From Continuing Operations before Income Taxes	307.1	257.0
Income Taxes	109.8	97.6

Income from Continuing Operations	197.3	159.4

Loss from Discontinued Operations — net of taxes	(0.1)	(10.8)
Gain (Loss) on Disposition of Discontinued Operations — net of taxes	0.1	(0.2)

Net Income	$197.3	$148.4

Basic Earnings (Loss) Per Share
Continuing operations	$0.71	$0.58
Discontinued operations	—	(0.04)

Basic Earnings Per Share	$0.71	$0.54

Diluted Earnings (Loss) Per Share
Continuing operations	$0.71	$0.58
Discontinued operations	—	(0.04)

Diluted Earnings Per Share	$0.71	$0.54

Dividends Declared Per Common Share	$0.46	$0.46

Basic Average Common Shares Outstanding	276.9	274.2
Diluted Average Common Shares	277.5	276.7

NiSource Inc.
Consolidated Balance Sheets (GAAP)
(unaudited )

	March 31,	December 31,
(in millions)	2010	2009

ASSETS
Property, Plant and Equipment
Utility Plant	$19,049.3	$18,946.1
Accumulated depreciation and amortization	(8,443.5)	(8,353.7)

Net utility plant	10,605.8	10,592.4

Other property, at cost, less accumulated depreciation	91.4	91.5

Net Property, Plant and Equipment	10,697.2	10,683.9

Investments and Other Assets
Assets of discontinued operations and assets held for sale	12.9	18.7
Unconsolidated affiliates	166.8	165.8
Other investments	129.1	129.2

Total Investments and Other Assets	308.8	313.7

Current Assets
Cash and cash equivalents	110.6	16.4
Restricted cash	220.8	174.7
Accounts receivable (less reserve of $68.6 and $39.6, respectively)	949.9	808.6
Income tax receivable	2.9	24.9
Gas inventory	79.0	384.8
Underrecovered gas and fuel costs	114.4	40.2
Materials and supplies, at average cost	98.5	102.3
Electric production fuel, at average cost	52.4	59.9
Price risk management assets	190.4	173.3
Exchange gas receivable	71.3	72.5
Regulatory assets	169.6	238.3
Assets of discontinued operations and assets held for sale	0.7	2.2
Prepayments and other	136.7	125.5

Total Current Assets	2,197.2	2,223.6

Other Assets
Price risk management assets	271.3	237.6
Regulatory assets	1,720.0	1,644.1
Goodwill	3,677.3	3,677.3
Intangible assets	316.8	319.6
Postretirement and post employment benefits assets	22.8	19.8
Deferred charges and other	140.2	152.1

Total Other Assets	6,148.4	6,050.5

Total Assets	$19,351.6	$19,271.7

NiSource Inc.
Consolidated Balance Sheets (continued) (GAAP)
(unaudited )

	March 31,	December 31,
(in millions, except share amounts)	2010	2009

CAPITALIZATION AND LIABILITIES
Capitalization
Common Stockholders’ Equity
Common stock — $0.01 par value, 400,000,000 shares authorized; 277,290,886 and 276,638,021 shares issued and outstanding, respectively	$2.8	$2.8
Additional paid-in capital	4,068.5	4,057.6
Retained earnings	935.3	865.5
Accumulated other comprehensive loss	(50.4)	(45.9)
Treasury stock	(27.4)	(25.9)

Total Common Stockholders’ Equity	4,928.8	4,854.1
Long-term debt, excluding amounts due within one year	5,963.9	5,965.1

Total Capitalization	10,892.7	10,819.2

Current Liabilities
Current portion of long-term debt	723.1	719.3
Short-term borrowings	370.7	103.0
Accounts payable	407.1	502.1
Dividends declared	64.0	0.2
Customer deposits and accounts receivable credit balances	176.5	301.2
Taxes accrued	296.8	212.9
Interest accrued	84.1	125.4
Over recovered gas and fuel costs	43.5	220.4
Price risk management liabilities	211.1	190.1
Exchange gas payable	151.4	222.2
Deferred revenue	11.5	27.3
Regulatory liabilities	51.7	43.8
Accrued liability for postretirement and post employment benefits	7.6	23.6
Liabilities of discontinued operations and liabilities held for sale	0.9	1.7
Temporary LIFO liquidation credit	42.2	—
Legal and environmental reserves	97.5	146.1
Other accruals	257.5	310.3

Total Current Liabilities	2,997.2	3,149.6

Other Liabilities and Deferred Credits
Price risk management liabilities	200.6	170.2
Deferred income taxes	2,053.3	2,018.2
Deferred investment tax credits	38.1	39.6
Deferred credits	71.9	72.4
Deferred revenue	9.0	8.5
Accrued liability for postretirement and post employment benefits	1,190.8	1,134.2
Liabilities of discontinued operations and liabilities held for sale	3.9	10.2
Regulatory liabilities and other removal costs	1,571.4	1,558.8
Asset retirement obligations	139.7	138.2
Other noncurrent liabilities	183.0	152.6

Total Other Liabilities and Deferred Credits	5,461.7	5,302.9

Commitments and Contingencies	—	—

Total Capitalization and Liabilities	$19,351.6	$19,271.7

NiSource Inc.
Statements of Consolidated Cash Flows (GAAP)
(unaudited )

Three Months Ended March 31, (in millions)	2010	2009

Operating Activities
Net Income	$197.3	$148.4
Adjustments to Reconcile Net Income to Net Cash from Continuing Operations:
Gain on Early Extinguishment of Debt	—	(3.2)
Depreciation and Amortization	149.8	143.7
Net Changes in Price Risk Management Assets and Liabilities	(7.4)	(1.7)
Deferred Income Taxes and Investment Tax Credits	27.2	23.1
Deferred Revenue	(15.8)	(3.7)
Stock Compensation Expense	2.2	1.6
Gain on Sale of Assets	(0.1)	(2.0)
Income from Unconsolidated Affiliates	(7.4)	(6.4)
(Gain) Loss on Disposition of Discontinued Operations — Net of Taxes	(0.1)	0.2
Loss from Discontinued Operations — Net of Taxes	0.1	10.8
Amortization of Discount/Premium on Debt	2.7	2.1
AFUDC Equity	(1.4)	0.9
Changes in Assets and Liabilities:
Accounts Receivable	(138.4)	172.0
Income Tax Receivable	22.1	—
Inventories	332.7	487.7
Accounts Payable	(103.0)	(161.0)
Customer Deposits and Credits	(124.7)	(114.6)
Taxes Accrued	96.4	81.9
Interest Accrued	(38.9)	(23.4)
(Under) Overrecovered Gas and Fuel Costs	(251.1)	446.3
Exchange Gas Receivable/Payable	(66.7)	(80.1)
Other Accruals	(17.2)	(69.3)
Prepayments and Other Current Assets	5.4	8.8
Regulatory Assets/Liabilities	47.8	32.3
Postretirement and Post employment Benefits	1.3	11.3
Deferred Credits	(1.1)	(3.4)
Deferred Charges and Other NonCurrent Assets	(2.6)	11.8
Other Noncurrent Liabilities	5.3	5.7

Net Operating Activities from Continuing Operations	114.4	1,119.8
Net Operating Activities used for Discontinued Operations	(31.1)	(61.9)

Net Cash Flows from Operating Activities	83.3	1,057.9

Investing Activities
Capital Expenditures	(138.8)	(206.9)
Insurance Recoveries	0.5	52.0
Proceeds from Disposition of Assets	0.2	2.1
Restricted Cash	(46.1)	(30.2)
Contributions to equity investments	—	(10.7)
Other Investing Activities	(10.6)	(10.2)

Net Investing Activities used for Continuing Operations	(194.8)	(203.9)
Net Investing Activities from Discontinued Operations	0.4	7.5

Net Cash Flows used for Investing Activities	(194.4)	(196.4)

Financing Activities
Issuance of Long-Term Debt	—	581.7
Retirement of Long-Term Debt	(0.9)	(101.4)
Change in Short-Term Debt, Net	267.7	(1,163.5)
Issuance of Common Stock	3.6	0.2
Acquisition of Treasury Stock	(1.4)	(0.8)
Dividends Paid — Common Stock	(63.7)	(63.1)

Net Cash Flows used for Financing Activities	205.3	(746.9)

Change in cash and cash equivalents from continuing operations	124.9	169.0
Cash contributions to discontinued operations	(30.7)	(54.4)
Cash and cash equivalents at beginning of period	16.4	20.6

Cash and Cash Equivalents at End of Period	$110.6	$135.2